SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement             |_| Confidential, for Use of the
|X| Definitive Proxy Statement                  Commission Only (as permitted by
|_| Definitive Additional Materials             Rule 14a-6(e)(2))
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Trans World Corporation
 ------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

 ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid:

      (2)   Form, schedule or registration statement no.:

      (3)   Filing party:

      (4)   Date filed:





                    [TRANS WORLD CORPORATION LETTERHEAD]







                                                                May 22, 2003


Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Trans World Corporation. The meeting will be held at the Hotel Inter-Continental Praha located at Namesti Curieovych 43/5, 110 00 Prague, Czech Republic on Wednesday, June 18, 2003 at 10:00 a.m. Prague Time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

     The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the attached Proxy Statement, the Board unanimously recommends that you vote "FOR" the Board's nominees for director and "FOR" each matter to be considered. Directors and officers of the Company will be present at the Annual Meeting to respond to any questions that stockholders may have.

     It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

     Your continued support of, and interest in, Trans World Corporation are greatly appreciated.

                                   Sincerely,

                                   /s/ Rami S. Ramadan

                                   Rami S. Ramadan
                                   President, Chief Executive Officer and
                                   Chief Financial Officer




                           TRANS WORLD CORPORATION
                         545 Fifth Avenue, Suite 940
                          New York, New York 10017
                               (212) 983-3355
                                   _______

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held on June 18, 2003
                                  _________

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Trans World Corporation (the "Company") will be held at the Hotel Inter-Continental Praha located at Namesti Curieovych 43/5, 110 00 Prague, Czech Republic on Wednesday, June 18, 2003 at 10:00 a.m., Prague Time. At the meeting, the holders of the Company's common stock will act on the following matters, all of which are more completely set forth in the accompanying Proxy Statement:

          (1) To elect four (4) directors for a one-year term or until their successors are elected and qualified;

          (2) To ratify the appointment by the Board of Directors of Rothstein, Kass & Company, P.C. as the Company's independent accountants for the fiscal year ending December 31, 2003;

          (3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. Except with respect to the procedural matters incident to the conduct of the Annual Meeting, management is not aware of any other such business.

     The Board of Directors has fixed May 6, 2003 as the voting record date for the determination of the holders of the Company's common stock, par value $0.001 per share, entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ Rami S. Ramadan

                              Rami S. Ramadan
                              President, Chief Executive Officer and
                              Chief Financial Officer


May 22, 2003
New York, New York

-------------------------------------------------------------------------------
     You are cordially invited to attend the Annual Meeting. Each stockholder and guest attending the Annual Meeting may be required to present valid picture identification for admission. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

     It is important that your shares be represented regardless of the number you own. Even if you plan to be present, you are urged to complete, sign, date and return the enclosed proxy card promptly in the envelope provided. If you attend the meeting, you may vote either in person or by proxy. Any proxy given may be revoked by you in writing or in person at any time prior to the exercise thereof.

-------------------------------------------------------------------------------



                              TABLE OF CONTENTS


                                                                          Page
                                                                          ----

Notice of Annual Meeting of Stockholders..................................Front
General.......................................................................1
Voting........................................................................1
Information with Respect to Nominees for Director.............................2
     Election of Directors....................................................2
     Nominees.................................................................2
     Board of Directors Meetings and Committees of the Board..................3
     Compensation of Directors................................................3
     Report of the Audit Committee............................................3
Beneficial Ownership of Common Stock by Certain Beneficial Owners
  and Management..............................................................4
     Equity Compensation Plan Information.....................................6
     Section 16(a) Beneficial Ownership Reporting Compliance..................6
Management Compensation.......................................................7
     Summary Compensation Table...............................................7
     Option Grants/Exercises and Values for Fiscal 2002.......................7
     Aggregate Option Exercises in Fiscal 2002 and Fiscal 2002 Year-End
       Option Value Table.....................................................8
     Employment Agreement.....................................................8
Certain Transactions..........................................................8
Ratification of Appointment of Independent Accountants........................9
     Audit Fees...............................................................9
Stockholder Proposals........................................................10
Annual Reports...............................................................10
Other Matters................................................................10
















                           TRANS WORLD CORPORATION
                               _______________

                               PROXY STATEMENT
                               _______________

                       ANNUAL MEETING OF STOCKHOLDERS

                                June 18, 2003

                                   GENERAL

    This Proxy Statement is furnished to holders of common stock, par value $.001 per share ("Common Stock"), of Trans World Corporation, a Nevada corporation ("TWC" or the "Company"). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at Hotel Inter-Continental Praha located at Namesti Curieovych 43/5, 110 00 Prague, Czech Republic on Wednesday, June 18, 2003 at 10:00 a.m., Prague Time, or at any adjournment or postponement thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about May 22, 2003.

     The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted (i) FOR the nominees for director described herein; (ii) FOR ratification of the appointment of Rothstein, Kass & Company, P.C., as the Company's independent accountants for fiscal 2003; and (iii) upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the proxy holder. Any holder of shares of the Company's Common Stock who returns a signed proxy but fails to provide instructions as to the manner in which such shares are to be voted will be deemed to have voted in favor of the matters set forth in the preceding sentence. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Secretary, Trans World Corporation, 545 Fifth Avenue, Suite 940, New York, New York 10017);
(ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment or postponement thereof and will not be used for any other meeting.

                                   VOTING

    Only holders of record of the Common Stock at the close of business on May 6, 2003 ("Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 50,328,175 shares of Common Stock outstanding and the Company had no other class of equity securities outstanding. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding Common Stock of the Company entitled to vote on the matters presented will constitute a quorum for the transaction of business at the Annual Meeting. Thus, the presence of the holders of Common Stock representing at least 25,164,088 votes will be required to establish a quorum. The withdrawal of any stockholder after the Annual Meeting has commenced shall have no effect on the existence of a quorum. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the meeting. Directors are elected by a plurality of the votes cast with a quorum present. The four persons who receive the greatest number of votes of the holders of shares of Common Stock entitled to vote at the Annual Meeting will be elected directors of the Company. Abstentions are considered in determining the presence of a quorum but will not affect the vote required for the election of directors. The affirmative vote of the holders of majority of all of the outstanding shares of Common Stock of the Company entitled to vote at the Annual Meeting is required for approval of the proposal to ratify the appointment of the independent accountants. Because of the votes required, abstentions will have the same effect as a vote against these proposals. Under rules applicable to broker dealers, all of the proposals for consideration at the Annual Meeting are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and for which there will not be "broker non-votes."

                                     1



    At May 6, 2003, directors and executive officers beneficially owned 698,573 shares of Common Stock or 1.4% of the total shares of Common Stock outstanding at such date. It is anticipated that all of such shares will be voted for the election of the nominees of the Company's Board of Directors and in favor of the proposal to ratify the selection of Rothstein, Kass & Co., P.C. as the Company's independent public accountants.

              INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR

Election of Directors

     The Bylaws of the Company provide that the Board shall consist of not less than three or more than nine members. Currently, the membership of the Board is set at four and at present consists of four members. The Board has nominated the four individuals named below to serve as directors of the Company until the next annual meeting of shareholders or until their respective successors have been elected and qualified. All of the nominees are members of the current Board. There are no arrangements or understandings between the persons named as nominees for director at the Annual Meeting and any other person pursuant to which such nominee was
selected as a nominee for election as a director at the Annual Meeting.   No
director or nominee for director is related to any other director or executive officer of the Company by blood, marriage or adoption.

     The election of each nominee requires the affirmative vote of a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting. The Board recommends a vote FOR the election of each of the nominees listed below. In the absence of other instructions, the proxies will be voted FOR the election of the nominees named below. If, prior to the Annual Meeting, the Board should learn that any nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies that otherwise would have been voted for such nominee will be voted for such substitute nominee as selected by the Board. Alternatively, the proxies, at the Board's discretion, may be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board has no reason to believe that any of the nominees will be unable to serve.

        Information concerning the principal position with the Company and principal occupation of each nominee for director during the past five years is set forth below:

Nominees

     Rami S. Ramadan, 53, has served as President of the Company since August 2000, as Chief Executive Officer ("CEO") and Chief Financial Officer ("CFO") since July 1999 and was appointed as a director in August 1999. His most recent prior position was as Executive Vice President of Finance for the Ian Schrager Hotels from November 1997 to July 1999. Prior to that, Mr. Ramadan held senior financial positions with Hyatt Hotels from January 1994 to November 1997, Euro Disney from October 1990 to December 1993 and Meridien Hotels from September 1975 to September 1990.

     Julio E. Heurtematte, Jr., 67, currently is a private consultant, specializing in international projects, trade and investments and has acted in such capacity since 1989. From 1963 to 1989, Mr. Heurtematte served with the Inter-American Development Bank in several capacities, most recently as its Deputy Manager for Project Analysis. He has served as a director of the Company since 1998.

     Malcolm M. B. Sterrett, 60, is a private investor. From 1989 to 1993, he was a partner at the law firm of Pepper Hamilton & Scheetz, Washington, D.C. From 1988 to 1989, he served as General Counsel to the U.S. Department of Health and Human Services and from 1982 to 1988, he was a Commissioner on the U.S. Interstate Commerce Commission. Prior thereto, he was Vice President and General Counsel to the United States Railway Association and served as Staff Director and Counsel to the U.S. Senate Committee on Commerce, Science and Transportation. Mr. Sterrett has served as a director of the Company since 1998.

     Geoffrey B. Baker, 53, is a private investor. From 1983 to the present, Mr. Baker has been a member of the private investment firm, Baker & Donaldson. From 1977 to 1982, he was Legislative Director to U.S. Senator Lowell P. Weicker, Jr. and, from 1975 to 1977, he served on the Senate Committee on Commerce as a minority staff member for


                                     2




surface transportation. Mr. Baker has served as a director of the Company since 1998.

The Board of Directors recommends that you vote FOR the election of the above nominees for director.

Board of Directors Meetings and Committees of the Board

     The Company's Board of Directors manages the business and affairs of the Company. Meetings of the Board are held quarterly and on an as-needed basis. The Board has established several committees, described below, which also meet on an as-required basis during the year. The Board held six meetings and acted by consent through weekly conference calls conducted during the Company's fiscal year ended December 31, 2002. No director of the Company attended fewer than 75% of the total number of meetings of the Board or meetings of committees of the Board during the year ended December 31, 2002.

     The Board of Directors has established the following committees:

     Audit Committee. The Audit Committee reviews and approves internal accounting controls, internal audit operations and activities, the Company's annual report and audited financial statements, the selection of the Company's independent auditors, the activities and recommendations of the Company's independent auditors, material changes in the Company's accounting procedures, the Company's policies regarding conflicts of interest and such other matters as may be delegated by the Board. The Audit Committee, composed of Messrs. Baker, Heurtematte and Sterrett, all non-employee directors, met once and acted by consent through four conference calls in 2002.

     Compensation Committee. The Compensation Committee sets the compensation for executive officers of the Company and sets the terms of grants of awards under the Company's 1993 Incentive Stock Option Plan (the "1993 Plan"), the Company's 1998 Stock Option Plan (the "1998 Plan"), the 1999 Non-Employee Director Stock Option Plan (the "Director Plan") and any other equity-based compensation plans adopted by the Company. The Compensation Committee, composed of Messrs. Baker, Heurtematte and Sterrett, met twice and acted by consent through one conference call in 2002.

Compensation of Directors

    Non-employee directors receive a cash retainer fee of $2,500 per quarter, plus $1,000 per Board meeting and $750 per Committee meeting. All members of the Board are reimbursed for out-of-pocket expenses in connection with attending Board meetings. Pursuant to the Director Plan adopted at the 1999 Annual Meeting and amended by the Board in July 2000, each non-employee director is provided with an automatic grant of a non-qualified option to purchase 2,500 shares of Common Stock on the date following each fiscal quarter in which the director serves. Each such option (i) has a ten-year term, (ii) has an exercise price per share equal to 100% of the fair market value of one share of Common Stock on the date of grant, and (iii) becomes fully exercisable on the date of grant. Mr. Ramadan, who serves as a director as well as an officer of the Company, does not receive any compensation for serving on the Board. During 2002, total compensation paid to the three non-employee directors of the Company amounted to $47,250 in the aggregate, exclusive of stock options.

Report of the Audit Committee

    The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act") except to the extent the Company specifically incorporates this Report by reference therein.

    The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 "Communication with Audit Committees," as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent accountants required by the


                                     3



Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent accountant, the independent accountant's independence. Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.


Dated:  March 14, 2003
                                             By the Committee:

                                             Julio E. Heurtematte, Jr.
                                             Malcolm M.B. Sterrett
                                             Geoffrey B. Baker


                 BENEFICIAL OWNERSHIP OF COMMON STOCK
              BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Common Stock as of the Voting Record Date, unless otherwise noted, (a) by each shareholder who is known by the Company to own beneficially more than 5.0% of the outstanding Common Stock, (b) by each director, (c) by each executive officer named in the Summary Compensation Table below and by all executive officers and directors as a group. Unless otherwise noted, each of the shareholders listed in the table or included within a group listed in the table possesses sole voting and investment power with respect to the shares indicated subject to community property laws where applicable. The business address for each director and officer of the Company is 545 Fifth Avenue, Suite 940, New York, New York 10017.



                                        Number of Shares of        Percentage
                                           Common Stock                of
 Name of Beneficial Owner              Beneficially Owned (1)     Ownership (1)
--------------------------------  ----------------------------  ---------------
 Value Partners, Ltd. (2)                   31,528,286                 59.6%

 Anasazi Partners LP (3)                    11,048,722                 21.5%

 Christopher P. Baker (4)                   15,171,676                 29.5%

 Rami S. Ramadan (5)                           450,000                   *

Julio E. Heurtematte, Jr. (6)                   84,191                   *

Malcolm M.B. Sterrett (7)                       84,191                   *

Geoffrey B. Baker (8)                           80,191                   *

All directors and the executive
 officer as a group (4 persons) (9)            698,573                  1.4%

*   Less than 1%.

(1) The percentage of outstanding shares is based on 50,328,175 shares outstanding as of the Voting Record Date and, for certain individuals and entities, on reports filed with the Commission or on information provided directly to the Company by such individuals or entities. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Voting Record Date upon the exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) are exercisable within 60 days from the date of the Voting Record Date have been exercised. Included are shares of Common Stock issuable upon the exercise of options or warrants to purchase the Company's Common Stock.

(2) Value Partners, Ltd. ("Value Partners") is a Texas limited partnership, whose business address is 4514 Cole Avenue, Suite 808, Dallas, Texas 75205. Includes 28,928,286 shares of Common Stock; warrants to purchase:
     600,000 shares of Common Stock at an exercise price of $1.00, expiring December 31, 2005; and 2,000,000

                                     4




     shares of Common Stock at an exercise price of $1.50 per share, expiring December 31, 2005.

(3) Anasazi Partners, LP is a Massachusetts limited partnership whose business address is 303 Congress Street, Suite 301, Boston, Massachusetts 02210. Includes 9,965,389 shares of Common Stock; warrants to purchase 250,000 shares of Common Stock at an exercise price of $1.00 per share, expiring December 31, 2005 (of these warrants, 50,000 were acquired from New Generation, Ltd. in 1999); and warrants to purchase 833,333 shares of Common Stock at an exercise price of $1.50 per share, expiring December 31, 2005.

(4)  The business address for Christopher P. Baker is 303 Congress Street,
     Suite 301, Boston, Massachusetts 02210. Includes: 2,988,481 shares of Common Stock of which Mr. Christopher P. Baker, President of C.P. Baker & Co., is the record holder; 10,000 shares of Common Stock of which Baker LLC., an affiliate of Mr. Baker, holds of record; 9,965,389 shares of Common Stock and 1,083,333 warrants held by Anasazi Partners, LP, of which Mr. Baker is a general partner; warrants to purchase 30,000 shares of Common Stock at an exercise price of $1.00, expiring December 31, 2005, that may be exercised by Mr. Baker and/or his affiliates, C. P. Baker & Co., Ltd., Baker LLC and C. P. Baker Venture Fund I; warrants to purchase 100,000 shares of Common Stock at an exercise price of $1.50, expiring on December 31, 2005 that may be exercised by Mr. Baker and/or his affiliates,
     C. P. Baker & Co., Ltd., Baker LLC and C. P. Baker Venture Fund I; and, excludes 442,534 shares of Common Stock held by Adrienne Baker, Mr.
     Baker's spouse, the beneficial ownership thereof is disclaimed by Mr.
     Baker.

(5) Consists of shares subject to incentive options granted to Mr. Ramadan on July 12, 1999, 2000, 2001 and 2002, all of which were fully vested on the date of grant.

(6) Includes warrants to purchase 41,691 shares of Common Stock at an exercise price of $.01 per share expiring March 31, 2008; 1,000 shares of Common Stock subject to non-qualified options granted to Mr. Heurtematte under the 1998 Plan at the end of each calendar quarter ended June 30, 1998 through December 31, 1998 and 2,000 shares of Common Stock subject to non-qualified options granted under the 1999 Director Plan at the end of each calendar quarter ended March 31, 1999 through June 30, 2000, and 2,500 shares of Common Stock subject to non-qualified options granted under the 1999 Director Plan at the end of each calendar quarter ended September 30, 2000 through March 31, 2003, all of which were fully vested on the dates of grant.

(7) Includes warrants to purchase 41,691 shares of Common Stock at an exercise price of $.01 per share expiring March 31, 2008; 1,000 shares of Common Stock subject to non-qualified options granted to Mr. Sterrett under the 1998 Plan at the end of each calendar quarter ended June 30, 1998 through December 31, 1998 and 2,000 shares of Common Stock, subject to non-qualified options, granted under the 1999 Director Plan at the end of each calendar quarter ended since March 31, 1999 through June 30, 2000, and 2,500 shares of Common Stock subject to non-qualified options granted under the 1999 Director Plan at the end of each calendar quarter ended September 30, 2000 through March 31, 2003, all of which were fully vested on the dates of grant.

(8) Includes warrants to purchase 41,691 shares of Common Stock at an exercise price of $.01 per share expiring March 31, 2008; 1,000 shares of Common Stock subject to non-qualified options granted to Mr. Baker under the 1993 Plan at December 31, 1998, 2,000 shares of Common Stock, subject to non-qualified options, granted under the 1999 Director Plan for the calendar quarter ended March 31, 1999 and 2,000 shares of Common Stock subject to non-qualified options granted under the 1999 Director Plan at the end of each quarter ended since September 31, 1999 through June 30, 2000, and 2,500 shares of Common Stock subject to non-qualified options granted under the 1999 Director Plan at the end of each calendar quarter ended September 30, 2000 through March 31, 2003, all of which were fully vested on the dates of grant. Mr. Geoffrey B. Baker has no relation to Mr. Christopher P. Baker.

(9)  See Notes (5), (6), (7) and (8) above.

                                     5



Equity Compensation Plan Information

    The following table sets forth certain information for all equity compensation plans and individual compensation arrangements (whether with employees or non-employees, such as directors) in effect as of December 31, 2002.

                                                                                              Number of securities
                                                                                            remaining available for
                                       Number of securities          Weighted-average        future issuance under
                                        to be issued upon             exercise price       equity compensation plans
                                      exercise of outstanding         of outstanding         (excluding securities
                                        options, warrants            options, warrants          reflected in the
      Plan Category                       and rights(1)                 and rights               first column)
---------------------------------------------------------------  -----------------------  --------------------------
Equity compensation plans
approved by security holders                1,536,500                  $     0.45                   1,323,500

Equity compensation plans
not approved by security holders                   --                          --                          --
                                            ---------                  ----------                   ---------

Total                                       1,536,500                  $     0.45                   1,323,500
                                            =========                  ==========                   =========

_________

  (1) Includes 810,500 options granted under the 1993 Plan, the 1998 Plan and the 1999 Director Plan which were approved by security holders and have since expired or been exercised.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. by certain dates. The Company's directors and executive officers satisfied these filing requirements for the fiscal year ended December 31, 2002.

     On February 23, 2001, Value Partners, the Company's majority bondholder, converted 5,657,453 of $0.01 warrants that it held. On May 20, 2002, Value Partners received an additional 23,270,833 shares as part of its participation in the Company's debt for equity exchange of $4.8 million of its outstanding debt and accrued interest and penalties ("LA Bond Exchange"). With the completion of the LA Bond Exchange, Value Partners holds a controlling 57.5% of the Company's issued and outstanding Common Stock as of the Voting Record Date.

     On May 20, 2002, Anasazi Partners Limited Partnership also received 9,696,389 as part of its participation in the Company's LA Bond Exchange and presently holds 21.5% of such beneficially owned Common Stock.

     Further, Mr. Christopher P. Baker, by virtue of his position as general partner of Anasazi Partners LP, effectively controls Anasazi Partners LP's beneficial ownership of 21.5% of the Company's issued and outstanding Common Stock. In addition, Mr. Baker owns: 2, 988,481 shares of Common Stock; 10,000 shares of Common Stock held by Baker LLC of which he is President; 994,473 shares of Common Stock held by CP Baker Venture Fund I, of which Mr. Baker is the president; warrants to purchase 130,000 shares of Common Stock, exercisable by Mr. Baker and/or his affiliates. Mr. Baker's wife, Adrienne Baker, holds 442,534 shares of Common Stock, of which Mr. Baker disclaims beneficial ownership thereof. In the aggregate, Mr. Baker holds 29.5% of such beneficially owned Common Stock.

     The Company knows of no other person who owns 10% or more of the Company's Common Stock. See also "Beneficial Ownership of Common Stock by Certain Beneficial Owners and Management."


                                     6




                           MANAGEMENT COMPENSATION

Summary Compensation Table

     The following table sets forth the cash and non-cash compensation paid or earned during the fiscal years ending December 31, 2002, 2001, 2000, and 1999 by the executive officer of the Company during those periods.



                                 Summary Compensation Table

-------------------------------------------------------------------------------------------------------------------
                                                                                                      Long Term
                                   Annual Compensation                                              Compensation
                                   -------------------                                              ------------

                                                                Other Annual        Stock             All Other
                               Year    Salary     Bonus (2)     Compensation      Options (3)      Compensation (4)

Rami Ramadan(1)                2002   $350,000    $126,000          $--            150,000              $5,616
President, CEO and CFO         2001    300,000      39,900           --            100,000               5,556
                               2000    300,000          --           --            100,000               5,450
                               1999    150,000          --           --            100,000               2,200




    (1) Mr. Ramadan joined the Company as its CEO and CFO, July 12, 1999. He became the Company's President in August 2000.

    (2)  2002 estimated bonus has been accrued but not yet paid.


    (3) Amounts in year 1999 through 2001 represent the number of qualified stock options granted each year to Mr. Ramadan under the 1998 Plan. These options listed are exercisable, and the option price per share is set forth in Mr. Ramadan's employment contract (See: Employment Agreement.) As part of his employment agreement renewal in 2002, the number of options to be granted was increased to 150,000 per year for the duration of his three-year agreement. The options are exercisable at a per share price equal to the fair market value of such share, as determined by the average of the bid and ask price of such share at the close of the market on the date of the grant.

    (4) The amounts shown represent the cost of a leased automobile provided to Mr. Ramadan for each year indicated.

Option Grants/Exercises and Values for Fiscal 2002

     The following table summarizes certain information concerning individual grants of options during fiscal 2002 to the executive officer named in the Summary Compensation Table above and the potential realizable value of the options held by such person at December 31, 2002.

                               Options Granted in Fiscal 2002
                                      Individual Grants



                  Shares of Common      % of Total Options
                  Stock Underlying     Granted to Employees      Base Exercise     Expiration
                  Options Granted        in Fiscal Year          Price ($/SH)         Date
---------------   ----------------     --------------------      -------------     ----------
Rami S. Ramadan       150,000                  65%                    $0.05         07/12/12


                                     7




     No options were exercised by the executive officer named in the Summary Compensation Table during fiscal 2001.

     The following table summarizes the option values held by the executive officer named in the Summary Compensation Table as of December 31, 2002.


                                  AGGREGATE OPTION EXERCISES IN FISCAL 2002 AND
                                     FISCAL 2002 YEAR-END OPTION VALUE TABLE


                                                                                            Value of Unexercised in the
                                                          Number of Unexercised Options           Money Options at
                                                              At December 31, 2002                December 31, 2002
                                                         -------------------------------   ------------------------------
                       No. of Shares       Value
                        Acquired on      Realized
     Name                 Exercise     Upon Exercise      Exercisable    Unexercisable      Exercisable    Unexercisable

Rami S. Ramadan              --             $--             450,000            0              $15,000           $--


Employment Agreement

     Rami S. Ramadan. Effective July 12, 2002, the Company entered into a renewal of a three year employment agreement with Mr. Ramadan pursuant to which he will continue to serve as the Company's CEO, CFO and President at an annual salary of $400,000. Mr. Ramadan is eligible to participate in the 1998 Plan, Executive Compensation Plan and any present or future employee benefit plans. He also will be reimbursed for reasonable travel and out-of-pocket expenses necessarily incurred in the performance of his duties. Mr. Ramadan will also receive three separate equal annual installments of options to acquire the Company's Common Stock, each of which shall have a 10-year term commencing upon the date on which each installment is granted.
Upon commencement of the renewal agreement, Mr. Ramadan received 150,000 options exercisable at a per share price equal to the fair market value of such share, as determined by the average of the bid and ask price of such share at the close of the market on the date of the grant. In the event the employment agreement is terminated other than for cause, as defined in the agreement, Mr. Ramadan will receive two years' salary. In addition, upon expiration of his employment agreement, if TWC elects not to renew Mr. Ramadan's employment, TWC shall continue to pay him his base salary and his medical insurance benefits then in effect in semi-monthly increments until the date of the earlier of the commencement of his full time employment with another employer, or the first anniversary date of the expiration date of the employment agreement.

                            CERTAIN TRANSACTIONS

     On March 31, 1998, the Company, with the assistance of Libra Investments, Inc., Los Angeles, California, acting as placement agent, borrowed $17.0 million from 14 sophisticated, accredited investors in a private placement (the "Private Placement"). The loan is represented by 12% Senior Secured Notes (the "Senior Notes") issued pursuant to indentures (the "Indentures") by and among TWC, TWG International U.S. Corporation ("TWGI"), TWG Finance Corp. and U.S. Trust Company of Texas, N.A., which has been replaced by Bank of New York Trust Company of Florida, N.A., acting as indenture trustee. The Indentures were amended on October 29, 1998 in connection with the restructuring of the Company's ownership of 21st Century Resorts ("Resorts") as a result of the change in the Czech gaming law, which restricted foreign ownership of Czech casinos (the "Amended Indentures"). The Amended Indentures, however, did not alter the underlying basis of the Senior Notes. The Senior Notes require mandatory prepayments based upon excess cash flow generated by TWGI from the operation of the Czech casinos acquired in the Resorts acquisition and bear interest at the rate of 12% per annum. The proceeds of the Senior Notes were used to pay the net acquisition costs of, and improvements to, Resorts totaling $12.6 million, to repay the First Amended Loan Agreement in the amount of $1.3 million, to cover costs and expenses of $1.4 million relating to the Private Placement and to provide working capital of $1.7 million.

                                     8




     On October 15, 1999, the Company borrowed $3.0 million ($2.7 million from Value Partners) in a private placement (the "October 1999 Senior Notes"). The loan is represented by the October 1999 Senior Notes issued pursuant to indentures by and among the Company and an independent indenture trustee. The October 1999 Senior Notes, which are due March 2005, require mandatory prepayments based on excess cash flow generated from Resorts. The October 1999 Senior Notes are collateralized, primarily by all of Resort's gaming equipment and a majority interest in the capital stock of all of the Company's subsidiaries, except Casino de Zaragoza ("CDZ"). In addition to the October 1999 Senior Notes, each investor received a proportionate share of warrants to purchase 1,251,000 shares of the Company's Common Stock. The proceeds of the October 1999 Senior Notes were used to retire a $1.0 million short-term debt obligation related to the acquisition of the CDZ casino, to make an interest payment of approximately $250,000 on said debt, and to finance the equipment, working capital, and pre-opening costs associated with the opening of a third casino in the Czech Republic on land that had been previously purchased. That casino, located near Znojmo, opened on December 22, 1999.

     The Company was unable to fully meet its September 2000, March 2001, September 2001, March 2002, September 2002 and March 2003 interest payments related to the Senior Notes. Waivers of past due and future default and forbearance have been received from the majority holder of the Senior Notes, Value Partners, through the earlier of: (i) the receipt of in excess of $6.0 million from any source by TWC or any of its subsidiaries; or (ii) January 1, 2004; (iii) the payment of interest to another Noteholder, or the commencement of a voluntary or involuntary insolvency proceeding against the Company or any subsidiary Note issuer. Its other Noteholders have not taken any action, to date, to enforce the Indentures against the Company.

     The Company has, from time to time, been in technical default of the Amended Indentures and has relied upon the forbearance and waivers from a majority interest of the holders of the Senior Notes, Value Partners. The Company has borrowed other amounts from Value Partners from time to time, including a short-term loan of $1.0 million in March 2001, (some of which have been in technical default for which forbearance or waivers have been granted) and may seek to borrow additional funds or obtain equity investments from Value Partners in the future. On February 23, 2001, Value Partners converted 5,657,453 of $0.01 warrants held by it. In May 20, 2002, the Company issued 23,270,833 shares of its Common Stock to Value Partners in conjunction with the LA Bond Exchange transaction. With this conversion, Value Partners holds a controlling 57.5% of the Company's issued and outstanding Common Stock. In addition to these holdings, at May 13, 2003, Value Partners owned 66.6% of the Company's long-term debt and owned warrants exercisable into 2,600,000 shares of the Company's Common Stock. Upon the exercise of such warrants, Value Partners holdings would equal in excess of 59.6% of the issued and outstanding shares of Common Stock of the Company.

           RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company, on the recommendation of the Audit Committee of the Board, has appointed Rothstein, Kass & Co., P.C., independent accountants, to perform the audit of the Company's financial statements for the year ending December 31, 2003, and further directed that the selection of accountants be submitted for ratification by the stockholders at the Annual Meeting.

     The Company has been advised by Rothstein, Kass & Co., P.C. that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent accountants and clients. Rothstein, Kass & Co., P.C. did not provide any non-audit services to the Company in 2002, which are described below. It is not anticipated that Rothstein, Kass & Co., P.C. will have a representative at the Annual Meeting.

Audit Fees

     The aggregate amount of the fees billed by Rothstein, Kass & Co., P.C. for its audit of the Company's annual financial statements for the year ended December 31, 2002 and its reviews of the Company's unaudited interim financial statements included in reports filed by the Company under the Exchange Act during the year was $110,000.

                                     9



   In the event that stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board, at its discretion, may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

   The Board of Directors recommends that stockholders vote FOR the ratification of the appointment of Rothstein, Kass & Co., P.C. as independent accountants for the fiscal year ending December 31, 2003.

                            STOCKHOLDER PROPOSALS

   Any proposal which a stockholder wishes to have presented at the next Annual Meeting of Stockholders of the Company and included in the proxy materials used by the Company in connection with such meeting must be received at the principal executive office of the Company at 545 Fifth Avenue, Suite 940, New York, New York 10017, no later than December 10, 2003. If such proposal is in compliance with all of the requirements of Rule 14a-8 promulgated under the Exchange Act it will be included in the Proxy Statement and set forth on the proxy card issued for the 2004 Annual Meeting of Stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

   Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to the Company's Articles of Incorporation, which provide that business must be properly brought before the meeting by or the direction of the Board of Directors, or otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 60 days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders of the Company. A stockholder's notice shall set forth as to each matter the stockholder proposes to bring before an annual meeting such information as is specified in the Company's Articles of Incorporation. If the proposal is not made in accordance with the terms of the Articles of Incorporation, such proposal will not be acted upon at the Annual Meeting. No stockholder proposals were received by the Company in connection with the 2002 Annual Meeting.

                               ANNUAL REPORTS

    A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2002 accompanies this Proxy Statement. Such Annual Report is not part of the proxy solicitation materials.

    Upon receipt of a written request, the Company will furnish to any stockholder, without charge, a copy of the Company's Annual Report on Form 10-KSB for fiscal 2002 required to be filed under the Exchange Act. Such written requests should be directed to Secretary, Trans World Corporation, 545 Fifth Avenue, Suite 940, New York, New York 10017. The Form 10-KSB is not part of the proxy solicitation materials.

                                OTHER MATTERS

    Each proxy solicited hereby also confers discretionary authority on the proxies named therein to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Management is not aware of any business that may properly come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the discretion of the persons voting the proxies.

     The Company may solicit proxies by mail, advertisement, telephone, facsimile, telegraph and personal solicitation. The cost of this solicitation of proxies will be borne by the Company. The Company will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred

                                     10




by them in sending proxy solicitation materials to the beneficial owners of the Company's Common Stock. Directors and executive officers of the Company may solicit proxies personally or by telephone without additional compensation.



                              By Order of the Board of Directors

                              /s/ Rami S. Ramadan

                              Rami S. Ramadan
                              President, Chief Executive Officer and
                              Chief Financial Officer


May 22, 2003


























                                     11



                              REVOCABLE PROXY
                          TRANS WORLD CORPORATION
                      ANNUAL MEETING OF STOCKHOLDERS
                               June 18, 2003

     The undersigned, being a stockholder of Trans World Corporation (the "Company") as of May 6, 2003, hereby authorizes Rami S. Ramadan or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Hotel Inter-Continental Praha located at Namesti Curieovych 43/5, 110 00 Prague, Czech Republic on Wednesday, June 18, 2003 at 10:00 a.m., Prague Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

1. ELECTION OF DIRECTORS

   [ ]  FOR         [ ]  FOR ALL EXCEPT        [ ]  WITHHOLD AUTHORITY

   Nominees for a one-year term: Geoffrey B. Baker, Julio E. Heurtematte, Jr., Rami S. Ramadan and Malcolm M.B. Sterrett

   INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW. UNLESS AUTHORITY TO VOTE FOR ALL OF THE FOREGOING NOMINEES IS WITHHELD, THIS PROXY WILL BE DEEMED TO CONFER AUTHORITY TO VOTE FOR EACH NOMINEE WHOSE NAME IS NOT WRITTEN BELOW.

____________________________________________________________

2. PROPOSAL to ratify the appointment of the Board of Directors of Rothstein, Kass & Company, P.C. as the Company's independent accountants for the fiscal year ending December 31, 2003.

                    [ ]  FOR       [ ]  AGAINST      [ ]  ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 18, 2003 AND AT ANY ADJOURNMENT THEREOF.



     SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF RETURNED, BUT NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS, AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

                Please be sure to sign and date this Proxy in the space below.

                Date:___________________________________________________, 2003


                ______________________________________________________________
                Stockholder sign above


                ______________________________________________________________
                Co-holder (if any) sign above

     PLEASE SIGN ABOVE EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS PROXY. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE FULL TITLE. WHEN SHARES ARE HELD JOINTLY, ONLY ONE HOLDER NEED SIGN.

     PLEASE ACT PROMPTLY. SIGN, DATE AND MAIL YOUR PROXY CARD TODAY.

     IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.